EXHIBIT 21.1

SUBSIDIARIES OF DFC GLOBAL CORP.

Subsidiary	Jurisdiction of Incorporation	Direct Parent Company	D/B/A
656790 BC Ltd.	British Columbia, Canada	DFG Canada, Inc.	Money Mart

A.E. Osborne & Sons Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Cash A Cheque Great Britain Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Cash A Cheque Holdings Great Britain Limited	England and Wales	Instant Cash Loans Limited	N/A

Cash A Cheque (South) Limited	England and Wales	Cash A Cheque (GB) Limited	N/A

Cash Centres Corporation Limited	England and Wales	Dollar Financial UK Limited	N/A

Cash Centres Limited	England and Wales	Cash Centres Corporation Limited	The Money Shop

Cashier (UK) Limited	England and Wales	Instant Cash Loans Limited	Cashier Pawnbrokers

Check Mart of Florida, Inc.	Delaware	Dollar Financial U.S., Inc.	The Check Cashing Store The CCS Payment Store

Check Mart of Louisiana, Inc.	Louisiana	Dollar Financial U.S., Inc.	Money Mart Loan Mart

Check Mart of New Mexico, Inc.	New Mexico	Dollar Financial U.S., Inc.	Money Mart

Check Mart of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart

Cheque Changers Limited	England and Wales	Rexchanges Limited (f/k/a International Paper Converters Limited)	N/A

DF Acquisition Sub Limited S.R.L.	Romania	DF Holdings (UK) Limited (5%)/DF Romania Holdings Limited (95%)	N/A

DF Eurozone (UK) Limited	England and Wales	DF Holdings (UK) Limited	N/A

DF Holdings (UK) Limited	England and Wales	DF International Holdings LLC	N/A

DF International Holdings LLC	Delaware	DFC Global Corp.	N/A

DF Romania Holdings Limited	England and Wales	DF Holdings (UK) Limited	N/A

DFC Nordic Oyj (f/k/a Risicum Oyj)	Finland	Dollar Financial UK Limited	Risicum OK Money DFC Nordic

DFG Canada, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG Finance Canada, Inc.	Alberta, Canada	656790 BC Ltd.	N/A

DFG Finance U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG International, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFG World, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

DFS Lending LLC	Delaware	Dealers’ Financial Services, LLC	N/A

DFS Special Purpose LLC	Delaware	Dealers’ Financial Services, LLC	N/A

DMWSL 488 Limited	England and Wales	Dollar Financial UK Limited	N/A

Dealers’ Financial Holdings, Inc.	Delaware	Dollar Financial Group, Inc.	N/A

Dealers’ Financial Services, LLC	Kentucky	Dealers’ Financial Holdings, Inc.	Miles

Dealers’ Financial Services Reinsurance Limited	Turks and Caicos Islands	Dealers’ Financial Services, LLC	N/A

Dollar Financial Czech Republic s.r.o.	Czech Republic	Dollar Financial Europe Limited (90%)/Dollar Financial U.K. Limited (10%)	N/A

Dollar Financial Europe Limited	England and Wales	Dollar Financial U.K. Limited	N/A

Dollar Financial Group, Inc.	New York	DFC Global Corp.	N/A

Dollar Financial Luxembourg s.a.r.l.	Luxembourg	National Money Mart Company	N/A

Dollar Financial UK Limited	England and Wales	DFG World, Inc. (48.81% ownership) and National Money Mart Company (51.19% ownership)	N/A

Dollar Financial U.S., Inc.	Delaware	Dollar Financial Group, Inc.	N/A

E.A. Barker Limited	England and Wales	Nathan & Co (Birmingham) Limited	N/A

Express Credit Amanet S.R.L.	Romania	DF Acquisition Sub Limited S.R.L.	Express Credit Amanet

Express Exchange S.R.L.	Romania	Express Credit Amanet S.R.L.	Express Exchange

Express Finance (Bromley) Limited	England and Wales	Instant Cash Loans Limited	Payday Express

Fast Cash Limited	England and Wales	Instant Cash Loans Limited	N/A

Financial Exchange Company of Ohio, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Pennsylvania, Inc.	Pennsylvania	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Pittsburgh, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart

Financial Exchange Company of Virginia, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart Almost A Banc

Helsingin Huutokauppakamari Oy	Finland	Helsingin Pantti-Osakeyhtiö	Helsingin Pantti

Helsingin Pantti-Osakeyhtiö	Finland	Sefina Finance AB	Helsingin Pantti

iKassa Finland Oy	Finland	DFC Nordic Oyj (f/k/a Risicum Oyj)	N/A

Instant Cash Loans Ireland Limited	Ireland	DFG World, Inc.	The Money Shop

Instant Cash Loans Limited	England and Wales	Dollar Financial UK Limited	The Money Shop Castlebridge Credit Management Robert Biggar (Est 1830) Ltd. Duncanson & Edwards

Inventive Finance Limited	England and Wales	MEM Capital Limited	Ladder Loans Kyzoo

Loan Mart of Oklahoma, Inc.	Oklahoma	Dollar Financial U.S., Inc.	Loan Mart Money Mart

MEM Capital Limited	England and Wales	MEM Holding Limited (92.5%)/Rentassured Limited (7.5%)	N/A

MEM Consumer Finance Limited	England and Wales	MEM Capital Limited	Payday UK Month End Money

MEM Holding Limited	England and Wales	Purpose UK Holdings Limited	N/A

Merchant Cash Express Limited	England and Wales	Dollar Financial UK Limited	Business Cash Advance

Monetary Management of California, Inc.	Delaware	Dollar Financial U.S., Inc.	Money Mart/Loan Mart Loan Mart Payday Loans Money Mart LoanMartUSA.com

Monetary Management of Maryland, Inc.	Delaware	Dollar Financial U.S., Inc.	Cash Advance USA American Payday Loans American Check Cashers Check Casher Cash Advance

Money Card Corp.	Alberta, Canada	656790 BC Ltd.	N/A

Money Mart Canada Inc.	Alberta, Canada	656790 BC Ltd.	Money Mart Insta Cheque

Money Mart Express, Inc.	Utah	Dollar Financial U.S., Inc.	N/A

Moneymart, Inc.	Delaware	Dollar Financial U.S., Inc.	Loan Mart Money Mart

MoneyNow Sp. z.o.o.	Poland	DFG World, Inc.	Money Now!

Nathan & Co (Birmingham) Limited	England and Wales	DMWSL 488 Limited	N/A

National Money Mart Company	Nova Scotia, Canada	DFG International, Inc.	Money Mart Insta Cheque

Nextwave Card Corp.	Alberta, Canada	Money Card Corp. (50% ownership)	N/A

OK Money Finance Oy	Finland	DFC Nordic Oyj (f/k/a Risicum Oyj)	OK Money

OK Money Poland Sp. z.o.o.	Poland	Dollar Financial U.K. Limited	OK Money

OK Money Spain S.L.	Spain	DF Eurozone (UK) Limited	OK Money

Optima S.A.	Poland	DFG World, Inc.	Optima

Pacific Ring Enterprises, Inc.	California	Dollar Financial U.S., Inc.	Money Mart

Parker Fox Limited	England and Wales	MEM Consumer Finance Limited	N/A

Payday Express Limited	England and Wales	Instant Cash Loans Limited	N/A

Purpose Acquisitions Company Limited	England and Wales	MEM Holdings Limited	N/A

Purpose UK Holdings Limited	England and Wales	Dollar Financial UK Limited	N/A

Rentassured Limited	Scotland	Purpose Acquisitions Company Limited	N/A

Rexchanges Limited	England and Wales	Instant Cash Loans Limited	N/A

Rex Johnson Online Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	N/A

Risicum Capital Sweden AB	Sweden	DFC Nordic Oyj (f/k/a Risicum Oyj)	Risicum OK Money

Riate Oy	Finland	Sefina Finance AB	N/A

Robert Biggar (ESTD. 1830) Limited	England and Wales	Cash Centres Limited	N/A

S&R Canada, Ltd. (f/k/a Advance Canada Inc.)	Ontario, Canada	DFG International, Inc.	N/A

S & R Financial Limited	England and Wales	T.M. Sutton Limited	N/A

Sefina Finance AB	Sweden	Dollar Financial UK Limited	N/A

Sefina Svensk Pantbelåning AB	Sweden	Sefina Finance AB	Sefina

Super Efectivo S.L.	Spain	Dollar Financial Europe Limited	Super Efectivo

Suttons & Robertsons Limited	England and Wales	T.M. Sutton Limited	N/A

Suttons & Robertsons Spain S.L.	Spain	Dollar Financial Europe Limited	Suttons & Robertsons

Suttons of London, Inc.	Delaware	Dollar Financial Group, Inc.	Suttons of London

T.M. Sutton Limited	England and Wales	Nathan & Co (Birmingham) Limited	Suttons & Robertsons

The Old English Pawnbroking Company Limited	England and Wales	Instant Cash Loans Limited	The Old English Pawnbroking Company

The Pawnbroking Company Limited f/k/a C.C. Financial Services Limited	England and Wales	Cash A Cheque Holdings Great Britain Limited	The Money Shop

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